UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2022

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,

Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	CLDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2022, Celldex Therapeutics Inc. (the “Company”) entered into a binding settlement term sheet (the “Term Sheet”) with Shareholder Representatives Services LLC (“SRS”), relating to the previously disclosed litigation brought by the Company (the “Litigation”) arising under the Agreement and Plan of Merger, dated November 1, 2016 (the “Merger Agreement”), by and among Kolltan Pharmaceuticals, Inc., the Company, Connemara Merger Sub 1 Inc., Connemara Merger Sub 2 LLC and SRS, solely in its capacity as the Stockholders Representative, which, upon execution of a definitive settlement agreement and the payment of the Initial Payment (as defined below), will result in the joint dismissal, with prejudice, of all claims and counterclaims in the Litigation.

Pursuant to the terms of the Term Sheet, all milestone payments provided for by the Merger Agreement are replaced in their entirety with the following payments, each of which is payable only once:

(i)	The Company shall pay $15,000,000 upon execution of the Settlement Agreement (the “Initial Payment”).
(ii)	The Company shall pay $15,000,000 upon the Successful Completion (as defined in the Term Sheet) of a Phase 2 Clinical Trial (as defined in the Merger Agreement) of CDX-0159, subject to the $2,500,000 contractual credit as set forth in the Merger Agreement.
(iii)	The Company shall pay $52,500,000 upon the first United States Food and Drug Administration or European Medicines Agency, or, in each case, any successor organization, regulatory approval of a Surviving Company Product (as defined the Term Sheet).

The above payment obligations replace, in their entirety, the contingent consideration in the form of development, regulatory approval and sales-based milestones of up to $172.5 million contained in the Merger Agreement.

Each of the Company and SRS will provide broad mutual releases of all claims relating to or arising out of the Merger Agreement, including without limitation, all claims brought in the Litigation or that could have been brought in the Litigation. The Term Sheet is binding pending the execution of a formal settlement agreement on or before July 15, 2022.

The Company has elected to pay the Initial Payment in cash. When and if any of the remaining payments described above become due, they shall be payable, at the Company’s sole election, in either cash or stock (as set forth in the Merger Agreement) or a combination thereof.

The foregoing is a summary of the material terms of the Term Sheet and does not purport to be complete. The Term Sheet is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The Company maintains its guidance and believes that its cash, cash equivalents and marketable securities at June 23, 2022, taking into account the payment of the Initial Payment, are sufficient to meet estimated working capital requirements and fund planned operations through 2025. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, such as statements about entry into a definitive settlement agreement. These statements are based on current expectations and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. Additional risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K include those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its other reports filed with the SEC. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Binding Settlement Term Sheet, dated June 20, 2022 by and between Shareholder Representatives Services LLC, solely in its capacity as Stockholders Representative, and Celldex Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Dated: June 23, 2022	By:	/s/ Sam Martin
Name: Sam Martin
Title: Senior Vice President and Chief Financial Officer